CALCULATION OF REGISTRATION FEE

		Maximum	Maximum
Title of Each Class of	Amount To Be	Offering Price	Aggregate	Amount of
Securities To Be Registered	Registered	Per Share(1)	Offering Price(1)	Registration Fee
Common Stock, par value $1.00 per share	1,190,000	$45.19	$53,776,100.00	$3,834.24

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(r) under the Securities Act based on the average of the high and low sales prices per share of our common stock as reported on the New York Stock Exchange composite transaction tape on March 11, 2010.
PROSPECTUS DATED MARCH 15, 2010
Filed Pursuant to Rule 424(b)(7)
Registration No. 333-147796
Prospectus Supplement to Prospectus dated December 3, 2007
1,190,000 Shares
VULCAN MATERIALS COMPANY
Common Stock

     This prospectus supplement relates to up to 1,190,000 shares of our common stock that may be sold by the selling shareholder identified in this prospectus supplement from time to time at prices determined by the selling shareholder at the time of sale. We will not receive any portion of the proceeds of the sale of the common stock contemplated hereby. Please see “Use of Proceeds” on page S-4 and “Selling Shareholder” on page S-5.
     The shares of common stock covered by this prospectus supplement relate to shares of our common stock that we contributed to the Vulcan Materials Company Master Pension Trust for the benefit of our employees, past and present, who participate in our tax-qualified employee defined benefit pension plans. The shares of our common stock may be offered for sale from time to time by the duly appointed trustee of the selling shareholder, at the direction of the investment fiduciaries who have discretionary authority to manage the Vulcan Materials Company Master Pension Trust assets to achieve specified investment objectives. Please see “Selling Shareholder” on page S-5 and “Plan of Distribution” on page S-6.
     Our common stock is listed on the New York Stock Exchange under the symbol “VMC”. The last reported sale price of our common stock on March 12, 2010 was $45.26 per share.
     We have agreed to pay certain expenses incurred in connection with the registration of the 1,190,000 shares of our common stock offered herein, including among other things, certain registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees and expenses incurred in connection with the listing of the shares on the New York Stock Exchange and any printing and distribution expenses.
     Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference herein, to read about factors you should consider before buying our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated March 15, 2010.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the applicable document.
     We refer in this prospectus supplement to the 1,190,000 shares of our common stock to which this prospectus supplement relates as the “resale shares”.

i

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of resale shares. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering of resale shares. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under “Where You Can Find More Information and Incorporation by Reference of Certain Documents” in this prospectus supplement. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
     This prospectus is not an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer to sell, or an invitation to subscribe for and purchase, any of our common stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

SUMMARY
     Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “Vulcan”, the “company”, “we”, “our”, or “us” refer to Vulcan Materials Company and its consolidated subsidiaries.
     The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and may not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should pay special attention to “Risk Factors” in this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference herein, to determine whether an investment in our common stock is appropriate for you.
Vulcan Materials Company
     We provide infrastructure materials that are required by the American economy. Headquartered in Birmingham, Alabama, we are the nation’s largest producer of construction aggregates, primarily crushed stone, sand and gravel, a major producer of asphalt and concrete and a leading producer of cement in Florida. We are a New Jersey corporation that was incorporated on February 14, 2007.
* * * * *
     Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “VMC.” Additional information about Vulcan Materials Company and its subsidiaries can be found in our documents filed with the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein. See “Where You Can Find More Information and Incorporation by Reference of Certain Documents” in this prospectus supplement.
     Our principal executive office is located at 1200 Urban Center Drive, Birmingham, Alabama 35242 and our telephone number is (205) 298-3000.
     Our website is located at http://www.vulcanmaterials.com. We do not incorporate the information on our website into, and you should not consider it to be a part of, this prospectus supplement or the accompanying prospectus.

THE OFFERING
     The resale shares to which this prospectus supplement relates may be sold by the selling shareholder from time to time at prices determined by the selling shareholder at the time of sale. The resale shares are shares of our common stock that we contributed to the Vulcan Materials Company Master Pension Trust for the benefit of our employees, past and present, who participate in our tax-qualified employee defined benefit pension plans. The resale shares may be offered for sale from time to time by the selling shareholder at the direction of the duly appointed investment fiduciaries who have discretionary authority to manage the Vulcan Materials Company Master Pension Trust assets to achieve specified investment objectives. For information on the selling shareholder, see “Selling Shareholder” on page S-5.
FORWARD-LOOKING STATEMENTS
     This prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings, or levels of capital expenditures. Often, forward-looking statements can be identified by the use of words such as “anticipate,” “may,” “believe,” “estimate,” “project,” “expect,” “intend,” and words of similar import. In addition to the statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, we may from time to time make other oral or written forward-looking statements in other filings under the Exchange Act or in other public disclosures. These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports we periodically file with the SEC. These risks, uncertainties, and assumptions may cause our actual results or performance to be materially different from those expressed or implied by the forward-looking statements. We caution prospective investors that forward-looking statements are not guarantees of future performance and that actual results, developments, and business decisions could differ materially from those expressed in or implied by the forward-looking statements. All forward-looking statements are made as of the date of filing or publication. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.
     Investors are cautioned not to rely unduly on such forward-looking statements when evaluating the information presented in our filings, and are advised to consult our future disclosures in filings made with the SEC and our press releases with regard to our business and consolidated financial position, results of operations and cash flows.

RISK FACTORS
     Any investment in our common stock will involve risks. You should carefully consider the risks described in our most recent Annual Report on Form 10-K for the year ended December 31, 2009, and in the other documents incorporated by reference herein, before deciding to invest in shares of our common stock. The risks and uncertainties described therein are not the only ones facing us and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact on us. If any of these risks actually occurs, our business, results of operations or financial condition could be materially and adversely affected. In such an event, the trading price of our common stock could decline, and you might lose all or part of your investment.
USE OF PROCEEDS
     Any proceeds from the sale of the resale shares are for the sole benefit of the Vulcan Materials Company Master Pension Trust (the “Selling Shareholder”) and the related tax-qualified employee defined benefit pension plans administered by the Selling Shareholder (the “Plans”). We contributed the resale shares to the Selling Shareholder to improve the funded status of the Plans and, subject to various actuarial assumptions being realized, this contribution should substantially eliminate the need for further contributions to the Plans through the end of calendar year 2012. We will not receive any of the proceeds from the sale by the Selling Shareholder of the resale shares described herein.

SELLING SHAREHOLDER
     The Selling Shareholder is Vulcan Materials Company Master Pension Trust, a pension trust established under our tax-qualified employee defined benefit pension plans. The Northern Trust Company (the “Trustee”) is a directed trustee with respect to the Selling Shareholder trust account in which the resale shares are held and is subject to the direction of the Company in its capacity as the named fiduciary for investments for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) under the Selling Shareholder’s trust agreement. The Company has established an investment committee (the “Investment Committee”) to act on its behalf as the duly appointed investment fiduciary of the Selling Shareholder. The Company, through the Investment Committee, has discretionary authority to manage the Selling Shareholder’s assets to achieve specified investment objectives. The Finance and Pension Funds Committee of our board of directors has the power to revoke the appointment of the members of the Investment Committee and appoint new members or to change the scope of the authority of the Investment Committee.
     We do not know when or in what amount the Selling Shareholder may offer the resale shares for sale. The Selling Shareholder may elect not to sell any or all of the resale shares. Because the Selling Shareholder may offer all or some of the resale shares pursuant to this offering, and because we currently have no agreements, arrangements or understandings with respect to the sale of any of the resale shares that will be held by the Selling Shareholder after completion of the offering, we cannot estimate the number of the shares of our common stock that will be held by the Selling Shareholder after completion of the offering of the resale shares. However, for purposes of the table below, we have assumed that, after completion of the offering of the resale shares, none of the resale shares will be held by the Selling Shareholder. Except as otherwise indicated, the number of securities beneficially owned is determined under rules promulgated by the SEC, and the information may not represent beneficial ownership for any other purpose. The Investment Committee on behalf of the Selling Shareholder has informed us that it intends to adopt a 10b5-1 plan with respect to the purchase and sale of the resale shares. The Selling Shareholder may sell the resale shares through such plan.
     The following table reflects the number of shares of our common stock beneficially owned by the Selling Shareholder and held by the Trustee as of March 12, 2010, and the number of resale shares that the Selling Shareholder may offer from time to time pursuant to this prospectus supplement, whether or not the Selling Shareholder has a present intention to do so.
Shares of Our Common Stock Registered For Resale

	Number of Shares		Number of	Number of Shares
	Beneficially Owned Prior		Resale Shares	Beneficially Owned
	to the Offering		Offered Hereby	After the Offering
	Number	Percent		Number	Percent
Name of Selling Shareholder

The Northern Trust Company,	0	0	1,190,000	0	0
as Trustee of the Vulcan Materials Company Master Pension Trust
     Except as indicated in this section, we are not aware of any material relationship between us and the Selling Shareholder within the past three years, other than as a result of the Selling Shareholder’s beneficial ownership of our common stock.
     Information about the Selling Shareholder may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, if required by applicable law. For information on the procedure for sales by the Selling Shareholder, see “Plan of Distribution” on page S-6.

PLAN OF DISTRIBUTION
     The Investment Committee, on behalf of the Company as named fiduciary under the Selling Shareholder, may sell on behalf of the Selling Shareholder the resale shares for the account of the Selling Shareholder. The registration statement, of which this prospectus supplement is a part, registered the resale shares held by the Selling Shareholder under the Securities Act to facilitate future sales by the Selling Shareholder to the public.
     The Selling Shareholder may sell the resale shares pursuant to this prospectus supplement from time to time except as may otherwise be limited by applicable law:
•	In transactions (which may include one or more block transactions, including ordinary brokerage transactions on the NYSE);

•	Through the writing of options (including the issuance by the Selling Shareholder of derivative securities), whether the options or these other derivative securities are listed on an options or other exchange or otherwise;

•	Through purchases by a broker-dealer as principal and resale by a broker-dealer for its own account;

•	Through short sales of shares of our common stock;

•	In a combination of such transactions; or

•	By any other lawful method.
     Each sale may be made at prices related to prevailing market prices or at privately negotiated prices. The Investment Committee, on behalf of the Company as the named fiduciary under the Selling Shareholder, may affect these transactions by selling the resale shares to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchaser of the resale shares for which such broker-dealers may act as agent or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might be in excess of customary commissions.
     In effecting sales, brokers or dealers engaged by the Investment Committee, on behalf of the Company as the named fiduciary under the Selling Shareholder, may arrange for other brokers or dealers to participate in the resales. The Investment Committee, on behalf of the Company as the named fiduciary under the Selling Shareholder, may enter into hedging transactions with broker-dealers or other financial institutions, and in connection with those transactions, broker-dealers or other financial institutions may engage in short sales of the resale shares. The Selling Shareholder also may sell shares short and deliver the resale shares to close out such short positions. The Selling Shareholder also may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the resale shares, which the broker-dealer or other financial institution may resell pursuant to this prospectus supplement. The Selling Shareholder may offer the resale shares in connection with the writing of exchange-traded call options, which would involve the selling of exchange-traded call option contracts over the resale shares. By selling a call option, the Selling

Shareholder may receive a premium payment in return for giving the buyer of such option the right to buy the resale shares at a pre-determined price. The Selling Shareholder also may loan or pledge the resale shares to a broker, dealer or other financial institution, and upon a default, the broker, dealer or other financial institution may affect sales of the loaned or pledged shares of the resale shares pursuant to this prospectus supplement.
     There is no assurance that the Selling Shareholder will sell any or all of the resale shares.
     The Company has agreed to pay all expenses incurred in connection with the registration of the resale shares, and the Selling Shareholder will pay all expenses incurred in connection with the sale of the resale shares, including all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the Selling Shareholder, transfer taxes and related charges in connection with the offer and sale of these shares of our common stock.
     In connection with its sales, the Selling Shareholder and any participating broker/dealer may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions they receive and the proceeds of any sale of the resale shares may be deemed to be underwriting discounts and commissions under the Securities Act.
     In addition, any resale shares covered by this prospectus supplement that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.
     The Selling Shareholder is a trust that is subject to ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Prohibited transactions under Title I of ERISA and Section 4975 of the Code could arise if, absent an available exemption, a person or entity which is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Code, were to purchase any of the resale shares being offered by the Selling Shareholder, other than in a blind transaction over a national securities exchange. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.
     In order to comply with the securities laws of certain states, if applicable, the resale shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     At the time a particular offering of the resale shares is made, if required, a prospectus supplement will set forth the number of the resale shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

WHERE YOU CAN FIND MORE INFORMATION AND
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
     Vulcan files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Our SEC filings are also accessible through the Internet at the SEC’s web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     The SEC permits us to “incorporate by reference” into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will update and supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities by means of this prospectus supplement is terminated.
     These documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement or the accompanying prospectus.

Vulcan Materials Company (File No. 001-33841)
(formerly Virginia Holdco, Inc.)	Period

Annual Report on Form 10-K	Fiscal year ended December 31, 2009

Current Reports on Form 8-K	Filed November 16, 2007 (the description of our common stock is contained in this filing, which is also the filing pursuant to which our common stock is deemed registered pursuant to Section 12(b) of the Exchange Act), as revised by our Current Report on Form 8-K/A filed on November 21, 2007

Current Reports on Form 8-K	Filed February 17, 2010 and March 11, 2010
     To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this document.
     If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct written requests for such copies to Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242, Attention: Jerry F. Perkins, Jr., Secretary and oral requests for such copies to (205) 298-3000.

EXPERTS
     The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from Vulcan’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Vulcan’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
VALIDITY OF SHARES
     The validity of the resale shares will be passed upon by Robert A. Wason IV, our Senior Vice President and General Counsel. Mr. Wason holds common stock of, and employee stock options to purchase common stock of, Vulcan, and is a member of the Investment Committee. Mr. Wason could be deemed to have a substantial interest in Vulcan due to these relationships.

PROSPECTUS

VULCAN MATERIALS COMPANY

Debt Securities
Common Stock
Preference Stock
Depository Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

Vulcan Materials Company may, from time to time, in one or more offerings, offer and sell debt securities, common stock, preference stock, depository shares, warrants, stock purchase contracts and stock purchase units to the public. We will provide specific terms of any offering and the offered securities in supplements to this prospectus. You should read this prospectus and each applicable prospectus supplement, together with the documents incorporated by reference, carefully before you invest.

This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

As more fully described below under “Mergers,” on November 16, 2007, Vulcan Materials Company, a New Jersey corporation (“Legacy Vulcan”), and Florida Rock Industries, Inc., a Florida corporation (“Florida Rock”), each consummated a merger transaction with a separate wholly-owned subsidiary of ours, as a result of which Legacy Vulcan and Florida Rock became our wholly-owned subsidiaries. In connection with the mergers, we were renamed Vulcan Materials Company and Legacy Vulcan was renamed Legacy Vulcan Corp. After the mergers, the shareholders of Legacy Vulcan and Florida Rock became the shareholders of Vulcan.

You should carefully read and evaluate the risk factors included in the documents we incorporate by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and in our periodic reports as well as the other information that we file with the Securities and Exchange Commission (the “SEC”). See “Risk Factors” on page 2.

We may offer and sell these securities to or through agents, underwriters, dealers or directly to purchasers. The names of any underwriters and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is listed on the New York Stock Exchange under the symbol “VMC.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The date of this prospectus is December 3, 2007.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we may from time to time offer and/or sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities, common stock, preference stock, depository shares, warrants, stock purchase contracts, and stock purchase units we may offer. Each time we sell any such securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement and the exhibits filed with our registration statement together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference of Certain Documents.”

You should rely only on the information contained in or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless we have indicated otherwise, references in this prospectus to “Vulcan,” “we,” “us” and “our” or similar terms are to Vulcan Materials Company and its consolidated subsidiaries. References in this prospectus to “Legacy Vulcan” are to Legacy Vulcan Corp. and its consolidated subsidiaries. References to “Florida Rock” are to Florida Rock Industries, Inc. and its consolidated subsidiaries.

THE COMPANY

Vulcan Materials Company provides infrastructure materials that are required by the American economy. Headquartered in Birmingham, Alabama, we are the nation’s leading producer of construction aggregates: primarily crushed stone, sand and gravel. We are traded on the New York Stock Exchange under the symbol “VMC.” We are a New Jersey corporation that was incorporated on February 14, 2007 and has held Legacy Vulcan, formerly named Vulcan Materials Company, and Florida Rock as direct wholly-owned subsidiaries since the completion of the mergers described below. We were previously named Virginia Holdco, Inc. and were renamed Vulcan Materials Company after consummation of the mergers. Our principal executive offices are located at 1200 Urban Center Drive, Birmingham, Alabama 35242. Our telephone number is (205) 298-3000.

Our website is located at http://www.vulcanmaterials.com. We do not incorporate the information on our website into this prospectus and you should not consider it part of this prospectus.

Legacy Vulcan

Legacy Vulcan Corp. is a New Jersey corporation incorporated in 1956 and is the nation’s largest producer of construction aggregates and a major producer of asphalt mix and concrete. Legacy Vulcan’s construction materials business produces and sells aggregates—primarily crushed stone, sand and gravel—that are used in nearly all forms of construction. In particular, large quantities of aggregates are used to build roads and nonresidential infrastructure.

Florida Rock

Florida Rock, a Florida corporation incorporated in 1945, is one of the nation’s leading producers of construction aggregates, a major provider of ready-mix concrete and concrete products in the Southeastern and mid-Atlantic states and a significant supplier of cement in Florida and Georgia. Florida Rock is engaged in the mining, processing, distribution and sale of sand, gravel and crushed stone, the production of ready-mix concrete and concrete products, as well as the sales of other building materials, the production and sales of Portland and masonry cement, the importation of cement and slag and the sale of calcium products to the animal feed industry.

MERGERS

On February 19, 2007, Legacy Vulcan and Florida Rock announced that they entered into a definitive merger agreement. The transactions contemplated by the merger agreement were consummated on November 16, 2007, at which time 30% of the outstanding shares of common stock of Florida Rock were each converted into the right to receive 0.63 shares of our common stock, and each outstanding share of Legacy Vulcan was converted into one share of our common stock. In connection with the merger, Legacy Vulcan and Florida Rock both became our wholly-owned subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in Legacy Vulcan’s Annual Report on Form 10-K for the year ended December 31, 2006 and the section captioned “Risk Factors” in Florida Rock’s Annual Report on Form 10-K for the year ended September 30, 2007, as the same may be updated from time to time, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows. Please also refer to the section below entitled “Information Regarding Forward-Looking Statements.”

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

Vulcan files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Our SEC filings are also accessible through the Internet at the SEC’s web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC permits us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the offering of the securities by means of this prospectus is terminated.

These documents contain important business and financial information about Legacy Vulcan, Florida Rock and us that is not included in or delivered with this prospectus.

Vulcan Materials Company (File No. 001-33841)
(formerly Virginia Holdco, Inc.)	Period

Current Reports on Form 8-K	November 16, 2007 (the description of our common stock is contained in this filing, which is also the filing pursuant to which our common stock is deemed registered pursuant to Section 12(b) of the Exchange Act), as revised by our Current Report on Form 8-K/A filed on November 21, 2007, and November 21, 2007

Legacy Vulcan Corp. (File No. 001-04033)
(formerly Vulcan Materials Company)	Period

Annual Report on Form 10-K	Fiscal year ended December 31, 2006, as revised by our Current Report on Form 8-K filed on July 12, 2007
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2007, June 30, 2007 and September 30, 2007
Current Reports on Form 8-K	February 20, 2007, July 12, 2007, July 17, 2007 and October 15, 2007

Florida Rock Industries, Inc. (File No. 001-07159)	Period

Annual Report on Form 10-K	Fiscal year ended September 30, 2007

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the SEC such information or exhibit is specifically not incorporated by reference into this document.

If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242, Attention: Jerry F. Perkins, Jr.

If you find inconsistencies between the documents, or between the documents and this prospectus or the applicable prospectus supplement, you should rely on the most recent document or prospectus supplement.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings, or levels of capital expenditures. Statements to the effect that we or our management “anticipate,” “believe,” “estimate,” “expect,” “plan,” “predict,” “intend,” or “project” a particular result or course of events or “target” “objective,” or “goal,” or that a result or event “should” occur, and other similar expressions, identify these forward-looking statements. These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports we periodically file with the SEC. These risks, uncertainties, and assumptions may cause our actual results or performance to be materially different from those expressed or implied by the forward-looking statements. We caution prospective investors that forward-looking statements are not guarantees of future performance and that actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statement for any reason, whether as a result of new information, future events or otherwise.

In addition to the risk factors identified in Legacy Vulcan’s Annual Report on Form 10-K for the year ended December 31, 2006 and Florida Rock’s Annual Report on Form 10-K for the year ended September 30, 2007, the following risks related to our business, among others, could cause actual results to differ materially from those described in the forward-looking statements:

–	the possibility that problems may arise in successfully integrating the businesses of the two companies;

–	the possibility that the mergers may involve unexpected costs;

–	the possibility that the combined company may be unable to achieve cost-cutting synergies;

–	the possibility that the businesses may suffer as a result of uncertainty surrounding the mergers;

–	the possibility that the industry may be subject to future regulatory or legislative actions;

–	the outcome of pending legal proceedings;

–	changes in interest rates;

–	the timing and amount of federal, state and local funding for infrastructure;

–	changes in the level of spending for residential and private nonresidential construction;

–	the highly competitive nature of the construction materials industry;

–	pricing of our products;

–	our ability to secure and permit aggregate reserves in strategically located areas;

–	weather and other natural phenomena;

–	energy costs;

–	costs of hydrocarbon-based raw materials;

–	increasing healthcare costs;

–	risks relating to certain divestitures that we are required by the Antitrust Division of the United States Department of Justice to complete as a result of the mergers;

–	the timing and amount of any future payments to be received under two earn-outs contained in the agreement for the divestiture of Legacy Vulcan’s chemicals business; and

–	other risks and uncertainties.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Legacy Vulcan is set forth below for the periods indicated. In addition to the historical ratios, pro forma ratios of earnings to fixed charges are presented that give effect to the mergers as if they had occurred on January 1, 2006. The pro forma ratios have been derived from, and should be read in conjunction with, Vulcan’s pro forma consolidated condensed financial statements for the year ended December 31, 2006 and the nine months ended September 30, 2007, including the notes thereto, included in our Current Report on Form 8-K/A filed on November 21, 2007 and incorporated by reference in this registration statement. See “Where You Can Find More Information and Incorporation by Reference of Certain Documents.”

For purposes of computing the ratio of earnings to fixed charges, earnings were calculated by adding (1) earnings from continuing operations before income taxes; (2) fixed charges; (3) capitalized interest credits; (4) amortization of capitalized interest; and (5) distributed income of equity investees. Fixed charges consist of: (1) interest expense before capitalization credits; (2) amortization of financing costs; and (3) one-third of rental expense.

Historical						Pro Forma

					Nine Months		Nine Months
					Ended	Year Ended	Ended
Year Ended December 31,					September 30,	December 31,	September 30,

2002	2003	2004	2005	2006	2007	2006	2007

5.4x	5.7x	7.3x	8.7x	12.9x	13.0x	5.2x	4.8x

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and the prospectus supplement relate to our general funds, which we will use for repaying debt incurred in connection with the mergers, retiring our outstanding commercial paper, financing any increase in working capital, acquisitions, general corporate purposes and any other purpose specified in a prospectus supplement. We may conduct concurrent or additional financings at any time.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities which may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement.

General

We may issue from time to time one or more series of debt securities under an indenture (the “Indenture”) between us and Wilmington Trust Company, as trustee (the “Trustee”). The Indenture will not limit the amount of debt securities that we may issue. Citibank, N.A. will act as authenticating agent, paying agent, registrar and transfer agent for the debt securities under a paying agency agreement among us, Citibank, N.A. and the Trustee.

The debt securities will be our direct, unsecured obligations. The debt securities will either rank as senior debt or subordinated debt, and may be issued either separately or together with, or upon the conversion of, or in exchange for, other securities. We currently conduct substantially all of our operations through subsidiaries, and the holders of our debt securities (whether senior or subordinated) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

The following description is only a summary of the material provisions of the Indenture for the debt securities and is qualified by reference to the Indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of any indenture that we may enter into may differ from the terms we describe below. We urge you to read the Indenture because it, and not this description, define your rights as a holder of the debt securities. The summary below of the general terms of the debt securities will be supplemented by the more specific terms in the prospectus supplement for a particular series of debt securities. In some instances, certain of the precise terms of the debt securities you are offered may be described in a further prospectus supplement, known as a pricing supplement.

Terms Applicable to Debt Securities

The prospectus supplement, including any separate pricing supplement, for a particular series of debt securities will specify the following terms of that series of debt securities:

–	the designation, the aggregate principal amount and the authorized denominations, if other than $1,000 and integral multiples of $1,000;

–	the percentage of the principal amount at which the debt securities will be issued;

–	the date or dates on which the debt securities will mature;

–	the currency, currencies or currency units in which payments on the debt securities will be payable;

–	the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates;

–	the date or dates from which the interest, if any, shall accrue, the dates on which the interest, if any, will be payable and the method of determining holders to whom any of the interest shall be payable;

–	the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

–	any sinking fund obligation with respect to the debt securities;

–	any terms pursuant to which the debt securities may be convertible or exchangeable into equity or other securities;

–	whether such debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of “senior indebtedness”;

–	any special United States federal income tax consequences;

–	any addition to or change in the events of default described in this prospectus or the Indenture;

–	any addition to or change in the covenants described in this prospectus or the Indenture;

–	whether the debt securities will be issued in the form of one or more permanent global debt securities;

–	the exchanges, if any, on which the debt securities may be listed; and

–	any other material terms of the debt securities consistent with the provisions of the Indenture.

Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

Original Issue Discount Securities

Some of the debt securities may be issued as “original issue discount securities” to be sold at a substantial discount below their stated principal amount. Original issue discount securities may include “zero coupon” securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which payment of the principal of the debt securities may be accelerated will be set forth in the prospectus supplement relating to those debt securities. The prospectus supplement relating to a particular series of discounted debt securities will describe any Federal income tax consequences and other special consequences applicable to those discounted debt securities.

Reopening of Issue

We may, from time to time, reopen an issue of debt securities and issue additional debt securities with the same terms (including issue date, maturity and interest rate) as the debt securities of that series issued on an earlier date. (Section 301) After such additional debt securities are issued, they will be fungible with the debt securities of that series issued on the earlier date.

Ranking

The senior debt securities will be unsecured and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. Any subordinated debt securities will be obligations of ours and will be subordinated in right of payment to both our existing and any future senior indebtedness. The prospectus supplement relating to those debt securities will describe the subordination provisions and set forth the definition of “senior indebtedness” applicable to those subordinated debt securities and the approximate amount of senior indebtedness outstanding as of a then recent date.

Redemption and Repurchase

Debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preference stock, or other debt securities will be set forth in the applicable prospectus supplement. Such terms of conversion or exchange may be either mandatory, at the option of the holders, or at our option.

Covenants

Unless the applicable prospectus supplement specifies otherwise, the debt securities will be subject to certain restrictive covenants described below. Any additional restrictive covenants applicable to a particular series of debt securities that we offer will be described in the applicable prospectus supplement.

Restrictions on Secured Debt

In the Indenture, we covenant that we will not, and each of our restricted subsidiaries (as defined below) will not, incur, issue, assume or guarantee any debt (as defined in the Indenture) secured by a pledge, mortgage or other lien (1) on a principal property (as defined below) owned or leased by us or any restricted subsidiary or (2) on any shares of stock or debt of any restricted subsidiary, unless we secure the debt securities equally and ratably with or prior to the debt secured by the lien. If we secure the debt securities in this manner, we have the option of securing any of our other debt or obligations, or those of any subsidiary, equally and ratably with the debt securities, as long as the other debt or obligations are not subordinate to the debt securities. This covenant has significant exceptions; it does not apply to the following liens:

–	liens on the property, shares of stock or debt of any person (as defined in the Indenture) existing at the time the person becomes our restricted subsidiary or, with respect to a particular series of debt securities, liens existing as of the time such debt securities are first issued;

–	liens in favor of us or any of our restricted subsidiaries;

–	liens in favor of U.S. governmental bodies to secure progress, advance or other payments required under any contract or provision of any statute or regulation;

–	liens on property, shares of stock or debt, either:

•	existing at the time we acquire the property, stock or debt, including acquisition through merger or consolidation;

•	securing all or part of the cost of acquiring the property, stock or debt or construction on or improvement of the property; or

•	securing debt to finance the purchase price of the property, stock or debt or the cost of acquiring, constructing on or improving of the property that were incurred prior to or at the time or within one year after we acquire the property, stock or debt or complete construction on or improvement of the property and commence full operation thereof;

–	liens securing all of the debt securities; and

–	any extension, renewal or replacement of the liens described above if the extension, renewal or replacement is limited to the same property, shares or debt that secured the lien that was extended, renewed or replaced (plus improvements on such property), except that if the debt secured by a lien is increased as a result of such extension, renewal or replacement, we will be required to include the increase when we compute the amount of debt that is subject to this covenant. (Section 1006)

In addition, this covenant restricting secured debt does not apply to any debt that either we or any of our restricted subsidiaries issue, assume or guarantee if the total principal amount of the debt, when added to (1) all of the other outstanding debt that this covenant would otherwise restrict, and (2) the total amount of remaining rent, discounted by 11% per year, that we or any restricted subsidiary owes under any lease arising out of a sale and leaseback transaction, is less than or equal to 15% of our consolidated net tangible assets. (Section 1006) When we talk about consolidated net tangible assets, we mean, in general, the aggregate amount of the assets of us and our consolidated subsidiaries after deducting (a) all current liabilities (excluding any thereof constituting funded debt, as defined in the Indenture, by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and similar intangible assets. (Section 101)

When we talk about a restricted subsidiary, we mean, in general, a corporation (as defined in the Indenture) more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries, or us and one or more of our other subsidiaries, and has substantially all its assets located in, or carries on substantially all of its business in, the United States of America; provided, however, that the term shall not include any entity which is principally engaged in leasing or in financing receivables, or which is principally engaged in financing our operations outside the United States of America. (Section 101)

When we talk about a principal property, we mean, in general, any building, structure or other facility that we or any restricted subsidiary leases or owns, together with the land on which the facility is built and fixtures comprising a part thereof, which is located in the United States, used primarily for manufacturing or processing and which has a gross book value in excess of 3% of our consolidated net tangible assets, other than property financed pursuant to certain exempt facility sections of the Internal Revenue Code or which in the opinion of our board of directors, is not of material importance to the total business. (Section 101)

Limitation on Sale and Leasebacks

We have agreed that neither we nor any of our restricted subsidiaries will enter into a sale and leaseback transaction (as defined in the Indenture) related to a principal property which would take effect more than one year after the acquisition, construction, improvement and commencement of full operation of the property, except for temporary leases for a term of not more than three years (or which we or such restricted subsidiary may terminate within three years) and except for leases between us and a restricted subsidiary or between our restricted subsidiaries, unless one of the following applies:

–	we or our restricted subsidiary could have incurred debt secured by a lien on the principal property to be leased back in an amount equal to the remaining rent, discounted by 11% per year, for that sale and leaseback transaction, without being required to equally and ratably secure the debt securities as required by the “Restrictions on Secured Debt” covenant described above, or

–	within one year after the sale or transfer, we or a restricted subsidiary apply to (1) the purchase, construction or improvement of other property used or useful in the business of, or other capital expenditure by, us or any of our restricted subsidiaries or (2) the retirement of long-term debt, which is debt with a maturity of a year or more, or the prepayment of any capital lease obligation of the Company or any restricted subsidiary an amount of cash at least equal to (a) the net proceeds of the sale of the principal property sold and leased back under the sale and leaseback arrangement, or (b) the fair market value of the principal property sold and leased back under the arrangement, whichever is greater, provided that the amount to be applied or prepaid shall be reduced by (x) the principal amount of any debt securities delivered within one year after such sale to the Trustee for retirement and cancellation, and (y) the principal amount of our long-term debt (as defined in the Indenture), other than debt securities, voluntarily retired by us or any restricted subsidiary within one year after such sale, or

–	as to any particular series of debt securities, sale and leaseback transactions existing on the date the debt securities of that particular series are first issued. (Section 1007)

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any corporation (as defined in the Indenture), or convey, transfer or lease our properties and assets substantially as an entirety to any corporation, and may not permit any corporation to consolidate or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

(i)	the remaining or acquiring entity is a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities and under the Indenture;

(ii)	immediately after giving effect to the transaction, no event of default (as defined in the Indenture), and no event which, after notice or lapse of time or both, would become an event of default, would occur and continue;

(iii)	if, as a result of any such consolidation or merger or such conveyance, transfer or lease, our properties or assets would become subject to a mortgage, pledge, lien security interest or other encumbrance which would not be permitted by the Indenture, we or the successor corporation shall take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(iv)	we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with Article Eight of the Indenture and that all conditions precedent provided therein relating to such transaction have been complied with. (Section 801)

This covenant shall not apply to sale, assignment, transfer, conveyance or other disposition of assets between or among us and any restricted subsidiary.

SEC Reports

We shall file with the Trustee and the SEC and transmit to holders such information, documents and other reports and such summaries thereof as may be required pursuant to the Trust Indenture Act of 1939 as provided pursuant to such act, provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the

Exchange Act shall be filed with the Trustee within 15 days after the same is actually filed with the SEC. (Section 704)

Events of Default

Each of the following will constitute an event of default under the Indenture with respect to debt securities of any series:

(i)    failure to pay any interest on any debt securities of that series when due and payable, continued for 30 days;

(ii)   failure to pay principal of or any premium on any debt security of that series when due;

(iii)  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

(iv)   failure to perform, or breach of, any other covenant or warranty of ours in the Indenture with respect to debt securities of that series (other than a covenant or warranty included in the Indenture solely for the benefit of a particular series other than that series), continued for 90 days after written notice has been given to us by the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the Indenture; and

(v)    certain events involving bankruptcy, insolvency or reorganization. (Section 501)

If an event of default with respect to the debt securities of any series at the time outstanding occurs and continues, either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately by giving notice as provided in the Indenture. After the acceleration of a series, but before a judgment or decree based on acceleration is rendered, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. (Section 502)

If an event of default occurs and is continuing, generally the Trustee will be under no obligation to exercise any of its rights under the Indenture at the request of any of the holders, unless those holders offer to the Trustee indemnity satisfactory to it. (Section 603) If the Trustee is offered indemnity satisfactory to it under the Indenture, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct (provided such direction shall not conflict with any rule of law or the Indenture) the time, method and place of:

–	conducting any proceeding for any remedy available to the Trustee; or

–	exercising any trust or power conferred on the Trustee with respect to the debt securities of that series. (Section 512)

No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee or for any other remedy under the Indenture, unless:

–	the holder has previously given to the Trustee written notice of a continuing event of default;

–	the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the relevant series have made written request, and the holder or holders have offered reasonable indemnity, to the Trustee to institute the proceeding; and

–	the Trustee has failed to institute a proceeding, and has not received from the holders of a majority of the aggregate principal amount of the outstanding debt securities of the relevant series a direction inconsistent with the request, within 60 days after the notice, request and offer. (Section 507)

However, the limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on any debt security on or after the applicable due date specified in the debt security. (Section 508)

We will furnish annually a statement to the Trustee by certain of its officers as to whether or not we, to the best of their knowledge, are in default in the performance or observance of any of the terms, provisions, conditions or covenants of the Indenture and, if so, specifying all known defaults. (Section 1004)

Modification and Waiver

Modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the holders of a majority of aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. No modification or amendment may, without the consent of the holder of each affected outstanding debt security:

(i)     change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

(ii)    reduce the principal amount of, or any premium or interest on, any debt security;

(iii)   reduce the amount of principal of an original issue discount security payable upon acceleration of maturity;

(iv)    change the place or currency of payment of principal of, or any premium or interest on, any debt security;

(v)     impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(vi)    reduce the percentage of the principal amount of outstanding debt securities of any series that is required to consent to the modification or amendment of the Indenture;

(vii)   reduce the percentage of the principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

(viii)  make certain modifications to the provisions of the Indenture with respect to modification and waiver. (Section 902)

The holders of a majority of the aggregate principal amount of the outstanding debt securities of any series may waive any past default or compliance with certain restrictive provisions under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series. (Sections 513 and 1008)

In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of its principal that would be due and payable at that time if the debt security were accelerated to that date.

Certain debt securities, including those owned by us or any of our affiliates or for which payment or redemption money has been deposited or set aside in trust for the holders, will not be deemed to be outstanding. (Section 101)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders, and to be effective, that action must be taken by holders of the requisite principal amount of the debt securities within 90 days following the record date. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. (Sections 104, 502 and 512)

Defeasance

The provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, may apply to the debt securities of any series or to any specified part of a series. (Section 1301)

Defeasance and Discharge. Section 1302 of the Indenture provides that we may be discharged from all of our obligations with respect to the debt securities (except for the rights of holders to receive payments of principal and any premium or interest solely from funds deposited in trust, and certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies, to hold moneys for payment in trust and to defease and discharge debt securities under Article Thirteen of the Indenture). To be discharged from those obligations, we must deposit in trust for the benefit of the holders of the debt securities money or government obligations, or both, which, through the payment of principal of and interest on the deposited money or government obligations, will provide enough money to pay the principal of and any premium and interest on the debt securities on the stated maturities and any sinking fund payments in accordance with the terms of the Indenture and the debt securities. We may only do this if, among other things, we have delivered to the Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the defeasance and discharge were not to occur. (Sections 1302 and 1304)

Defeasance of Certain Covenants. Section 1303 of the Indenture provides that:

–       in certain circumstances, we may omit to comply with certain restrictive covenants, including those described under “Covenants—Restrictions on Secured Debt,” “Covenants—Limitation on Sale and Leasebacks,” “SEC Reports,” “Consolidation, Merger and Sale of Assets” and other covenants identified in any supplemental indenture; and

–       in those circumstances, the occurrence of certain events of default, which are described above in clause (iv) (with respect to the restrictive covenants) under “Events of Default,” will be deemed not to be or result in an event of default with respect to the debt securities.

We, to exercise this option, will be required to deposit, in trust for the benefit of the holders of the debt securities, money or government obligations, or both, which, through the payment of principal of and interest on the deposited money or government obligations, will provide enough money to pay the principal of and any premium and interest on the debt securities on the stated maturities in accordance with the terms of the Indenture and the debt securities. We will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and those debt securities are accelerated because of the occurrence of any event of default, the amount of money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on those debt securities at the time of their stated maturities but might not be sufficient to pay amounts due on those debt securities upon that acceleration. In that case, we will remain liable for the payments. (Sections 1303 and 1304)

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they appear in the security register. (Section 106)

Title

We, the Trustee, the paying agent and any of their agents may treat the registered holder of a debt security as the absolute owner of the debt security for the purpose of making payment and for all other purposes. (Section 308)

Payment of Securities

We will duly and punctually pay the principal of and any premium or interest on the debt securities in accordance with the terms of the debt securities and the Indenture. (Section 1001)

Maintenance of Office or Agency

We will maintain an office or agency where the debt securities may be paid and notices and demands to or upon us in respect of the debt securities and the Indenture may be served and an office or agency where debt securities may be surrendered for registration of transfer or exchange. We will give prompt written notice to the trustee of the location, and any change in the location, of any such office or agency. If at any time we shall fail to maintain any required office or agency or shall fail to furnish the trustee with the address of any required office or agency, all presentations, surrenders, notices and demands may be served at the office of the trustee. (Section 1002)

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

Holders may, at their option, but subject to the terms of the Indenture and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

Subject to the terms of the Indenture and the limitations that apply to global securities, holders may exchange debt securities as provided above or present for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by us. No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. The transfer or exchange will be made after the security registrar or the transfer agent is satisfied with the documents of title and the identity of the person making the request. We have appointed Citibank, N.A. as security registrar and transfer agent. (Section 305) Any security registrar or transfer agent subsequently designated by us for any debt securities will be named in a prospectus supplement. We may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 1002)

If the debt securities are to be partially redeemed, we will not be required to:

–	issue or register the transfer of or exchange any debt security during a period beginning 15 days before the day of mailing of a notice of redemption and ending on the day of the mailing; or

–	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 305)

Payment and Paying Agents

We will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest. (Section 307)

We will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that we designate. Principal and interest payments on global securities registered in the name of DTC’s nominee (including the global securities representing the notes) will be made in immediately available funds to DTC’s nominee as the registered owner of the global securities.

We have appointed Citibank, N.A. as paying agent. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. Any paying agent subsequently designated by us for any debt securities will be named in a prospectus supplement. We must maintain a paying agent in each place of payment for the debt securities of a particular series. (Sections 1002 and 1003)

Concerning the Trustee and Agent

Wilmington Trust Company will initially act as trustee and Citibank, N.A. will initially act as authenticating agent, paying agent, registrar and transfer agent for the debt securities issued pursuant to this prospectus. Citicorp USA Inc., an affiliate of Citibank, N.A., is a lender under our credit facilities.

The trustee may resign or be removed at any time with respect to the debt securities of any series by any act of holders of a majority in principal amount of the outstanding securities of such series, and we may appoint a successor trustee to act for such series. (Section 610)

We will describe in the applicable prospectus supplement any other material business and other relationships (including additional trusteeships), other than the trusteeship under the Indenture and the agency under the paying agency agreement, between us and any of our affiliates, on the one hand, and each trustee and agent under the Indenture and the paying agency agreement, on the other hand.

Governing Law

The laws of the State of New York will govern the Indenture and each series of debt securities. (Section 112)

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depository identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depository for that global security and its nominees or their respective successors are permitted.

Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York, which we refer to in this prospectus as “DTC,” will act as depository for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

DTC has provided the following information to us. DTC is a:

–	limited-purpose trust company organized under the New York Banking Law;

–	banking organization within the meaning of the New York Banking Law;

–	member of the U.S. Federal Reserve System;

–	clearing corporation within the meaning of the New York Uniform Commercial Code; and

–	clearing agency registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, in deposited securities through electronic computerized book-entry changes in the direct participant’s accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority. Access to DTC’s book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Principal and interest payments on global securities registered in the name of DTC’s nominee will be made in immediately available funds to DTC’s nominee as the registered owner of the global securities. We and the trustee will treat DTC’s nominee as the owner of the global securities for all other purposes as well. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee, the paying agent or us.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

–	DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a registered clearing agency and, in either case, a successor depository is not appointed by us within 90 days;

–	we determine not to require all of the debt securities of a series to be represented by a global security and notify the applicable trustee of our decision; or

–	an event of default is continuing.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 480,000,000 shares of common stock, $1.00 par value, and 5,000,000 shares of preference stock, without par value. The following summary is qualified in its entirety by the provisions of our certificate of incorporation and by-laws, and the rights agreement that we have entered into with The Bank of New York, which is incorporated by reference as an exhibit to the registration statement of which this prospectus constitutes a part.

Common Stock

This section describes the general terms of our common stock. For more detailed information, you should refer to our certificate of incorporation and bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into this prospectus.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Subject to preferences that may be applicable to any outstanding preference stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available. See “—Dividend Policy.” In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of preference stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock to be outstanding upon the completion of any common stock offering will be fully paid and non-assessable.

Our common stock is traded on the New York Stock Exchange under the trading symbol “VMC.” The transfer agent for the common stock is The Bank of New York.

Preference Stock

This section describes the general terms and provisions of our preference stock. The prospectus supplement for a series of preference stock will describe the specific terms of the shares of preference stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preference stock. We will file a copy of the amendment to our certificate of incorporation that contains the terms of each new series of preference stock with the SEC each time we issue a new series of preference stock. Each such amendment to our certificate of incorporation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable amendment to our certificate of incorporation before deciding to buy shares of our preference stock as described in the applicable prospectus supplement.

Our board of directors has been authorized to provide for the issuance of shares of our preference stock in multiple series without the approval of stockholders. With respect to each series of our preference stock, our board of directors has the authority to fix the following terms:

–	the designation of the series;

–	the number of shares within the series;

–	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

–	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

–	whether the shares are redeemable, the redemption price and the terms of redemption;

–	the establishment of a sinking fund, if any, for the purchase or redemption of shares;

–	the amount payable to you for each share you own if we dissolve or liquidate;

–	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

–	any restrictions on issuance of shares in the same series or any other series;

–	any voting rights applicable to the series of preference stock;

–	the seniority or parity of the dividends or assets of the series with respect to other series of preference stock;

–	whether the holders will be entitled to any preemptive or preferential rights to purchase additional securities; and

–	any other rights, preferences or limitations of such series.

Your rights with respect to your shares of preference stock will be subordinate to the rights of our general creditors. Shares of our preference stock that we issue will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

Our ability to issue preference stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For purposes of the rights plan described below, each holder of our common stock has one right for each share of common stock to purchase from us one one-hundredth of a share of our Series A Junior Participating Preference Stock, no par value (the “Series A preference stock”). The Series A preference stock will be issuable only in connection with the exercise of rights under the rights plan. For a description of the rights plan, please read “—Rights Agreement.” In addition, we could impede a business combination by issuing a series of preference stock containing class voting rights that would enable the holders of such preference stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preference stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preference stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preference stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable New York Stock Exchange requirements.

Dividend Policy

Our policy is to pay out a reasonable share of net cash provided by operating activities as dividends, consistent on average with the payout record of past years, and consistent with the goal of maintaining debt ratios within prudent and generally acceptable limits. Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon, among other things, our future operations and earnings, capital requirements, general financial condition, contractual restrictions and such other factors as the board of directors may deem relevant.

Rights Agreement

Vulcan has entered into a shareholder rights agreement with The Bank of New York, as rights agent, under which each shareholder has one right for each share of common stock held. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Vulcan’s Series A Junior Participating Preference Stock, no par value, at a purchase price of $400. The rights are subject to adjustment to prevent dilution of the interests represented by each right. The rights are attached to all Vulcan common stock and are represented by the certificates representing the common stock, and no separate certificates representing the rights will be distributed except as follows. The rights will separate from the common stock, and be represented by separate rights certificates, upon the earlier of:

–  10 days following the date of any public announcement that a person or group of affiliated or associated persons (an “acquiring person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding common stock or

–  10 business days following the commencement or announcement of an intention to make, a tender offer or exchange offer that would result in a person beneficially owning 15% or more of the outstanding common stock.

Until the rights separate from the common stock to which they will be attached, or an earlier date on which these rights are redeemed, exchanged or expire:

–  the rights will be evidenced by the common share certificates and will be transferred only with them,

–  all common share certificates will contain a notation incorporating the terms of the rights agreement by reference and

–  the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the rights associated with the common stock represented by the certificates.

As soon as practicable after the date when the rights separate from the common stock, right certificates will be mailed to holders of record of common stock as of the close of business on that date and, after that time, the separate right certificates alone will represent the rights. Only common stock issued prior to the date when the rights separate from the common stock will be issued with rights. The rights are not exercisable until their separation from the common stock and will expire on November 15, 2008, unless our board exchanges or redeems them earlier, as described below.

If a third party acquires 15% or more of the outstanding common stock, as described above, thus triggering a separation of the rights from the common stock, each holder of a right will thereafter have the right to receive, upon exercise and payment of the exercise price, common stock having a value equal to two times the exercise price.

If, at any time after a third party acquires, or obtains the right to acquire beneficial ownership of, 15% or more of the outstanding common stock, as described above,

–	Vulcan is acquired in a merger or other business combination,

–	an acquiring firm merges into Vulcan or

–	50% or more of Vulcan’s assets or earning power is sold or transferred,

each holder of a right shall thereafter have the right to receive, upon exercise and payment of the exercise price, common stock of the acquirer having a value equal to twice the exercise price.

Any rights that are or were owned by an acquirer of beneficial ownership of 15% or more of the outstanding common stock will be null and void.

At any time prior to the earlier of the date upon which a third party acquires, or obtains the right to acquire beneficial ownership of, 15% of the outstanding common stock, or November 15, 2008, our board may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right. Immediately upon our board ordering the redemption of the rights, the rights will terminate and the holders of the rights will be entitled to receive only this redemption price.

Our board may amend any provision of the rights agreement without approval of the holders of the rights prior to the time a person becomes an acquiring person. After this date, the board may not amend the rights agreement in any manner that would adversely affect the interests of the holders of the rights.

Until a right is exercised, a holder of rights will have no rights as a Vulcan shareholder, including the right to vote and to receive dividends, beyond its rights as an existing shareholder.

The rights may have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire 15% or more of the outstanding common stock without conditioning the offer on a substantial number of rights being acquired. Accordingly, the existence of the rights may deter acquirers from making takeover proposals or tender offers. The rights are not intended to prevent a takeover, but are designed to enhance the ability of our board to negotiate with an acquirer on behalf of all the shareholders. The rights should also not interfere with any merger or other business combination approved by our board and the Vulcan shareholders because the board may redeem the rights.

Special Charter Provision

Our certificate of incorporation contains a “fair price” provision that applies to certain business combination transactions involving any person that beneficially owns at least 10% of the aggregate voting power of our outstanding capital stock (“Voting Stock”) or that is an affiliate of Vulcan that has been the beneficial owner of at least 10% of our Voting Stock at any time in the past two years, or any assignee of Voting Stock from such a person, each of these an “Interested Shareholder.” The “fair price” provision requires the affirmative vote of the holders of at least 80% of our Voting Stock to approve any such transaction.

This voting requirement will not apply to certain transactions, including:

–	any transaction in which the consideration to be received by the holders of each class of capital stock is equal to the highest of (1) the highest price per share paid by the Interested Shareholder on the date the person first became an Interested Shareholder; (2) the highest price per share the Interested Shareholder paid for a share of such class, which purchase was consummated in the past two years; (3) the fair market value per share of the same class on the day such transaction was announced; and (4) the fair market value per share of the same class on the day the person became an Interested Shareholder; or

–	any transaction that is approved by our continuing directors (as defined in our certificate of incorporation).

This provision could have the effect of delaying or preventing change in control in a transaction or series of transactions that did not satisfy the “fair price” criteria.

The provisions of our certificate of incorporation relating to the “fair price” provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock.

New Jersey Anti-Takeover Statute

New Jersey has adopted a type of anti-takeover statute known as a “business combination” statute. Subject to numerous qualifications and exceptions, the statute prohibits an interested shareholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation’s board approved the combination prior to the shareholder becoming an interested shareholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations such as Vulcan covered by the New Jersey statute may not engage at any time in a business combination with any interested shareholder of that corporation unless the combination is approved by the board prior to the interested shareholder’s stock acquisition date, the combination receives the approval of two-thirds of the Voting Stock of the corporation not beneficially owned by the interested shareholder, or the combination meets minimum financial terms specified by the statute. An “interested shareholder” for this purpose is defined to include any beneficial owner of 10% or more of the voting power of the outstanding Voting Stock of the corporation or an affiliate or associate of the company who within the prior five-year period has at any time owned 10% or more of the voting power. The term “business combination” is defined broadly to include, among other things:

–	the merger or consolidation of the corporation with the interested shareholder or any corporation that after the merger or consolidation would be an affiliate or associate of the interested shareholder,

–	the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested shareholder or any affiliate or associate of the interested shareholder of 10% or more of the corporation’s assets or

–	the issuance or transfer to an interested shareholder or any affiliate or associate of the interested shareholder of 5% or more of the aggregate market value of the stock of the corporation.

DESCRIPTION OF DEPOSITORY SHARES

We may offer preference stock represented by depository shares and issue depository receipts evidencing the depository shares. Each depository share will represent a fraction of a share of preference stock. Shares of preference stock of each series represented by depository shares will be deposited under a separate deposit agreement among us, a bank or trust company acting as the “depository” and the holders of the depository receipts of that series. Subject to the terms of the applicable deposit agreement, each owner of a depository receipt will be entitled, in proportion to the fraction of a share of preference stock represented by the depository shares evidenced by the depository receipt, to all the rights and preferences of the preference stock represented by such depository shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following the issuance of the preference stock to the depository, we will cause the depository to issue depository receipts for the applicable series on our behalf.

If depository shares of a series are offered, the prospectus supplement for such depository shares will describe the terms of such depository shares, the applicable deposit agreement and any related depository receipts, including the following, where applicable:

–	the payment of dividends or other cash distributions to the holders of depository receipts when such dividends or other cash distributions are made with respect to the preference stock;

–	the voting by a holder of depository shares of the preference stock underlying such depository shares at any meeting called for such purpose;

–	if applicable, the redemption of depository shares upon our redemption of shares of preference stock held by the depository;

–	if applicable, the exchange of depository shares upon an exchange by us of shares of preference stock held by the depository for debt securities or common stock;

–	if applicable, the conversion of the shares of preference stock underlying the depository shares into shares of our common stock, other shares of our preference stock or our debt securities;

–	the terms upon which the deposit agreement may be amended and terminated;

–	a summary of the fees to be paid by us to the depository;

–	the terms upon which a depository may resign or be removed by us; and

–	any other terms of the depository shares, the deposit agreement and the depository receipts.

If a holder of depository receipts surrenders the depository receipts at the corporate trust office of the depository, unless the related depository shares have previously been called for redemption, converted or exchanged into other securities of Vulcan Materials Company, the holder will be entitled to receive at the corporate trust office the number of shares of preference stock and any money or other property represented by such depository shares. Holders of depository receipts will be entitled to receive whole and, to the extent provided by the applicable prospectus supplement, fractional shares of the preference stock on the basis of the proportion of preference stock represented by each depository share as specified in the applicable prospectus supplement. Holders of shares of preference stock received in exchange for depository shares will no longer be entitled to receive depository shares in exchange for shares of preference stock. If the holder delivers depository receipts evidencing a number of depository shares that is more than the number of depository shares representing the number of shares of preference stock to be withdrawn, the depository will issue the holder a new depository receipt evidencing such excess number of depository shares at the same time.

The description of depository shares in a prospectus supplement will not necessarily be complete, and reference will be made to the applicable deposit agreement, which will be filed with the SEC each time we issue depository shares.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preference stock, depository shares, common stock or other securities. Warrants may be issued independently or together with debt securities, preference stock, depository shares or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between our company and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of our company in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

If warrants of a series are offered, the applicable prospectus supplement will describe the terms of such warrants and the applicable warrant agreement, including the following, where applicable:

–	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

–	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

–	the number of shares and series of preference stock or depository shares purchasable upon the exercise of warrants to purchase preference stock or depository shares and the price at which such number of shares of such series of preference stock or depository shares may be purchased upon such exercise;

–	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

–	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

–	United States federal income tax consequences applicable to such warrants;

–	the amount of warrants outstanding as of the most recent practicable date; and

–	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preference stock, depository shares, or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which we extend the expiration date, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preference stock, depository shares, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preference stock, depository shares, common stock or other securities, as the case may be, purchasable upon exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock, preference stock or depository shares purchasable upon such exercise, or to exercise any applicable right to vote associated with such common stock, preference stock or depository shares.

The description of warrants of a particular series in a prospectus supplement will not necessarily be complete, and reference will be made to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preference securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depository arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

TAXATION

Any material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through agents, underwriters, dealers or directly to purchasers (which may include our affiliates and shareholders), in a rights offering, or through a combination of these methods. The prospectus supplement for particular securities will include the terms of the offering and the purchase price or initial public offering price of the securities.

–	Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

–	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

–	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities. The underwriters will acquire the securities for their own account.

–	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

–	Underwriters will be allowed to offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters will use this prospectus in conjunction with the applicable prospectus supplement to sell our securities.

–	Unless otherwise stated in the applicable prospectus supplement, the underwriters’ obligation to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.

–	The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or paid to dealers.

–	The underwriters will be able to resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

–	During and after an offering through underwriters, the underwriters will be allowed to purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.

–	The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

We may use a dealer to sell our securities.

–	If we use a dealer, we, as principal, will sell our securities to the dealer.

–	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

–	We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

We may sell our securities in accordance with a redemption or repayment pursuant to their terms by one or more remarketing firms, acting as principals for their own accounts or as agents by

us. We will identify any remarketing firm, the terms of its agreements, if any, with us, and its compensation in the applicable prospectus supplement.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

–	If we use delayed delivery contracts, we will disclose that we are using them in our applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

–	These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable prospectus supplement.

–	We will indicate in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

We may indemnify agents, underwriters, dealers and remarketing firms, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, as to matters governed by New Jersey law, Lowenstein Sandler PC, and as to matters governed by New York law, Wachtell, Lipton, Rosen & Katz will issue an opinion for us on the validity of the securities offered hereby. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting of Legacy Vulcan incorporated by reference from Legacy Vulcan’s Current Report on Form 8-K filed on July 12, 2007, and the related financial statement schedule for each of the three years in the period ended December 31, 2006, incorporated by reference from Legacy Vulcan’s Annual Report on Form 10-K and the financial statements from which the Selected Historical Financial Data included in this prospectus have been derived have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements, which includes an explanatory paragraph referring to the Company’s adoption of SFAS 123(R), “Share-Based Payment;” SFAS 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R);” and EITF Issue No. 04-6, “Accounting for Stripping Costs Incurred During Production in the Mining Industry;” and an explanatory paragraph referring to Legacy Vulcan’s retrospective application of FSP No. AUG AIR-1, “Accounting for Planned Major Maintenance Activities,” (2) express an unqualified opinion on the financial statement schedule, (3) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (4) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and schedule of Florida Rock as of September 30, 2007 and 2006, and for each of the years in the three-year period ended September 30, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of the said firm as experts in accounting and auditing. The audit report covering the consolidated financial statements for the year ended September 30, 2007 refers to a change in the method of computing share-based compensation as of October 1, 2005 and a change in the method of accounting for defined benefit postretirement plans as of September 30, 2007.

1,190,000 Shares
VULCAN MATERIALS COMPANY
Common Stock